EXHIBIT 3.2





                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                  GENEMAX CORP.























As in effect on December 16, 2003





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                                TABLE OF CONTENTS



                                    ARTICLE I
                                     OFFICES
                                                                            PAGE


1.1     Business Office                                                       1
1.2     Registered Office                                                     1

                                   ARTICLE II
                           SHARES AND TRANSFER THEREOF

2.1     Regulation                                                            1
2.2     Stock Certificates: Facsimile Signatures and Validation               1
2.3     Fractions of Shares: Insurance; Payment of Value or Issuance of
          Scrip                                                               2
2.4     Cancellation of Outstanding Certificates and Issuance of New
          Certificates:
            Order of Surrender; Penalties for Failure to Comply               2
2.5     Lost, Stolen or Destroyed Certificates                                2
2.6     Transfer of Shares                                                    3
2.7     Restrictions on Transfer of Shares                                    3
2.8     Transfer Agent                                                        3
2.9     Close of Transfer Book and Record Date                                3

                                   ARTICLE III
                        STOCKHOLDERS AND MEETINGS THEREOF

3.1     Stockholders of Record                                                4
3.2     Meetings                                                              4
3.3     Annual Meeting                                                        4
3.4     Special Meetings                                                      4
3.5     Actions at Meetings not Regularly Called: Ratification and
          Approval                                                            4
3.6     Notice of Stockholders' Meeting: Signature; Contents; Service;
          Waiver                                                              5
3.7     Consent of Stockholders in Lieu of Meeting                            5
3.8     Voting Record                                                         5
3.9     Quorum                                                                6
3.10    Manner of Acting                                                      6
3.11    Stockholders' Proxies                                                 6
3.12    Voting of Shares                                                      6
3.13    Voting by Ballot                                                      6
3.14    Cumulative Voting                                                     6
3.15    Stockholder Nominations and Proposals                                 7


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                                                                            PAGE

                                   ARTICLE IV
                         DIRECTORS, POWERS AND MEETINGS

4.1     Board of Directors                                                    9
4.2     General Powers                                                        9
4.3     Performance of Duties                                                 9
4.4     Regular Meetings                                                     10
4.5     Special Meetings                                                     10
4.6     Notice                                                               10
4.7     Waiver of Notice                                                     10
4.8     Participation by Electronic Means                                    10
4.9     Quorum and Manner of Acting                                          10
4.10    Organization                                                         11
4.11    Informal Action by Directors                                         11
4.12    Vacancies                                                            11
4.13    Compensation                                                         11
4.14    Removal of Directors                                                 11
4.15    Resignations                                                         11

                                    ARTICLE V
                                   COMMITTEES

5.1     Executive Committee                                                  12
5.2     Audit Committee                                                      12
5.3     Compensation Committee                                               13
5.4     Nominating/Governance Committee                                      13

                                   ARTICLE VI
                                    OFFICERS

6.1     Number of Officers                                                   14
6.2     Election and Term of Office                                          14
6.3     Removal                                                              14
6.4     Vacancies                                                            14
6.5     Powers                                                               14
6.6     Compensation                                                         16
6.7     Bonds                                                                16

                                   ARTICLE VII
                                 INDEMNIFICATION

                                  ARTICLE VIII
                                    DIVIDENDS                                16


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                                                                            PAGE


                                   ARTICLE IX
                                     FINANCE

9.1     Reserve Funds                                                        16
9.2     Banking                                                              16

                                    ARTICLE X
                           CONTRACTS, LOANS AND CHECKS

10.1    Execution of Contracts                                               16
10.2    Loans                                                                17
10.3    Checks                                                               17
10.4    Deposits                                                             17

                                   ARTICLE XI
                                   FISCAL YEAR                               17

                                   ARTICLE XII
                                 CORPORATE SEAL                              17

                                  ARTICLE XIII
                                   AMENDMENTS                                17

                                   ARTICLE IVX
                              ADDITIONAL COMMITTEES                          18

14.1    Appointment                                                          18
14.2    Authority                                                            18
14.3    Tenure and Qualifications                                            18
14.4    Meetings                                                             18
14.5    Quorum                                                               18
14.6    Informal Action by a Committee                                       19
14.7    Vacancies                                                            19
14.8    Resignations and Removal                                             19
14.9    Procedure                                                            19

                                   ARTICLE XV
                                EMERGENCY BYLAWS                             19

CERTIFICATE                                                                  19


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                                    ARTICLE I
                                     OFFICES

         1.1 BUSINESS OFFICE. The principal office and place of business of the corporation is located at 1681 Chestnut Street, Suite 400, Vancouver, British Columbia, Canada V6J 4M6. Other offices and places of business may be established from time to time by resolution of the Board of Directors or as the business of the corporation may require.

         1.2 REGISTERED OFFICE. The registered office of the corporation, required by the Nevada Revised Statutes to be maintained in the State of Nevada, may be, but need not be, identical with the principal office in the State of Nevada, and the address of the registered office may be changed from time to time by the Board of Directors in accordance with the procedures set forth in the Nevada Revised Statutes.

                                   ARTICLE II
                           SHARES AND TRANSFER THEREOF

         2.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

         2.2 STOCK CERTIFICATES: FACSIMILE SIGNATURES AND VALIDATION. (A) Ownership of stock in the corporation shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, certifying the number of shares owned by such stockholder in the corporation, and shall be under the seal of the corporation and signed by the President or the Vice-President and also by the Secretary of by an Assistant Secretary. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk and by a registrar, then a facsimile of the signature of the officers or agents of the corporation may be printed or lithographed upon such certificate in lieu of the actual signatures.

                  (B) All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the corporation's books; no certificates shall be printed or entered into the corporation's books in the names of either Cede & Co., Depository Trust Company, CDS & Co. or any other such type of depository for certificates; and certificates shall only be printed or entered into the corporation's books in the name of the beneficial owner of the shares of the corporation's stock.

                  (C) No certificate shall be valid unless it is signed by the President or Vice-President and by the Secretary or by an Assistant Secretary. In the event any officer who shall have signed, or whose facsimile signature shall have been used on, any such certificate shall cease to be such officer of the corporation, whether because of death, resignation or otherwise, before such


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certificate  shall have been delivered by the corporation,  such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the corporation.

         2.3 FRACTIONS OF SHARES: ISSUANCE: PAYMENT OF VALUE OR ISSUANCE OF SCRIP. The corporation is not obligated to, but may, execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the corporation may, upon resolution of the Board of Directors:

                  (A) make payment to any person otherwise entitled to become a holder of a fractional share, which payment shall be in accordance with the provisions of the Nevada Revised Statutes; or

                  (B) execute and deliver registered or bearer scrip over the manual signature or facsimile signature of an officer of the corporation or of its agent for that purpose, exchangeable as provided on the scrip for full share certificates, but the scrip does not entitle the holder to any rights as a stockholder except as provided on the scrip. The scrip may contain any other provisions or conditions that the corporation, by resolution of the Board of Directors, deems advisable.

         2.4  CANCELLATION  OF  OUTSTANDING  CERTIFICATES  AND  ISSUANCE  OF NEW
CERTIFICATES: ORDER OF SURRENDER: PENALTIES FOR FAILURE TO COMPLY. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as hereinafter provided with respect to lost, stolen or destroyed certificates. When the Certificate or Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason in the discretion of the Board of Directors, to cancel any outstanding certificate or shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors shall order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors. Such order may provide that no holder of any such certificate so ordered to be surrendered shall be entitled to vote or to receive dividends or exercise any of the other rights of stockholders of record until he shall have complied with such order, but such order shall only operate to suspend such rights after notice and until compliance. The duty of surrender of any outstanding certificates may also be enforced by action at law.

         2.5 LOST. STOLEN OR DESTROYED CERTIFICATES. Any stockholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of the fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.


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         2.6  TRANSFER  OF  SHARES.  Subject  to the  terms  of any  stockholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof. No transfer of stock shall be valid as against the corporation unless the certificate is delivered and surrendered to the corporation for cancellation of the certificate therefore, accompanied by an assignment or transfer by the owner therefor, made either in person or under assignment, and a new certificate shall be issued therefor. Upon such presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Nevada. Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer of the books of the corporation.

         2.7 RESTRICTIONS ON TRANSFER OF SHARES. Subject to the limitation imposed by Section 104.8204, Nevada Revised Statutes, a written restriction on the transfer or registration of transfer of a security of the corporation may be enforced against the holder of the restricted security or any successor or transferee of the holder. A restriction on the transfer or registration of transfer of the securities of the corporation may be imposed either by the Certificate of Incorporation, the Bylaws or by an agreement among any number of security holders or between one or more such holders and the corporation. No restriction so imposed is binding with respect to securities issued prior to the adoption of the restriction, unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

         2.8 TRANSFER AGENT. Unless otherwise specified by the Board of Directors by resolution, the Secretary of the corporation shall act as transfer agent of the certificates representing the shares of stock of the corporation. He shall maintain a stock transfer book, the stubs of which shall set forth among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to Section 3.8, the names and addresses of the stockholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the stockholders of record and as such entitled to receive notice of the meetings of stockholders; to vote at such meetings; to examine the list of the stockholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Each stockholder shall be responsible for notifying the Secretary in writing of any change in his name or address and failure so to do will relieve the corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.


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         2.9  CLOSE OF  TRANSFER  BOOK  AND  RECORD  DATE.  For the  purpose  of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may prescribe a period not exceeding sixty (60) days prior to any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty (60) days prior to the holding of any such meeting as the day as of which stockholders entitled to notice and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                   ARTICLE III
                        STOCKHOLDERS AND MEETINGS THEREOF

         3.1 STOCKHOLDERS OF RECORD. Only stockholders of record on the books of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

         3.2 MEETINGS. Meetings of stockholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of Nevada, as specified from time to time by the Board of Directors. If the Board of Directors shall specify another location such change in location shall be recorded on the notice calling such meeting.

         3.3 ANNUAL MEETING. The annual meeting of stockholders of the corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on such date, and at such time and place as the Board of Directors shall designate by resolution at any time within the first nine months following the close of the corporation's fiscal year. If the election of directors shall not be held within the time period designated herein for any annual meeting of the stockholders, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

         3.4 SPECIAL MEETINGS. Special meetings of the stockholders of the corporation may be called by the Chairman of the Board of Directors or the Board of Directors.

         3.5 ACTIONS AT MEETINGS NOT REGULARLY CALLED: RATIFICATION AND APPROVAL. Whenever all stockholders entitled to vote at any meeting consent, either by (i) a writing on the records of the meeting or filed with the Secretary; or (ii) presence at such meeting and oral consent entered on the minutes; or (iii) taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is-made at the time. If a meeting be irregular


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for want of notice or of such  consent,  provided a quorum  was  present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders may be made by proxy or attorney, but all such proxies and powers of attorney must be in writing.

         3.6 NOTICE OF STOCKHOLDERS' MEETING: SIGNATURE: CONTENTS, SERVICE WAIVER. The notice of stockholders meetings shall be in writing and signed by the President or a Vice President, or the Secretary, or the Assistant Secretary, or by such other person or persons as designated by the Board of Directors. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without the State of Nevada, where it is to be held. A copy of such notice shall be either delivered personally to, or shall be mailed postage prepaid to, each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the records of the corporation, and upon such mailing of any such notice the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. Notice duly delivered or mailed to a stockholder in accordance with the provisions of this section shall be deemed sufficient, and in the event of the transfer of his stock after such delivery or mailing and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting upon the transferee. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting. Such waiver shall be deemed equivalent to any notice required to be given pursuant to the Articles of Incorporation, the Bylaws, or the Nevada Revised Statutes.

         3.7 CONSENT OF STOCKHOLDERS' IN LIEU OF MEETING. Any action which may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, except that:

                   (A) If any greater proportion of voting power is required for such action at a meeting, then the greater proportion of written consents is required; and

                  (B) This general provision for action by written consent does not supersede any specific provision for action by written consent contained in the Articles of Incorporation, the bylaws or the Nevada Revised Statutes. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

         3.8 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of stockholders, a complete record of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or without the State of Nevada, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and


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place of the meeting and shall be subject to the  inspection of any  stockholder during the whole time of the meeting for the purposes thereof. The original stock transfer books shall be the prima facie evidence as to who are the stockholders entitled to examine the record or transfer books or to vote at any meeting of stockholders.

         3.9 QUORUM. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by the Nevada Revised Statutes and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         3.10 MANNER OF ACTING. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

         3.11 STOCKHOLDERS' PROXIES. At any meeting of the stockholders of the corporation, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation.

         3.12 VOTING OF SHARES. Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

         3.13 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

         3.14 CUMULATIVE VOTING. No stockholder shall be permitted to cumulate his votes.

         3.15 STOCKHOLDER NOMINATIONS AND PROPOSALS. (A) No proposal for a stockholder vote (a "Stockholder Proposal") shall be submitted to the stockholders of the corporation unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with


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particularity  (i) the names and  business  addresses of the  Proponent  and all
Persons (as such term is defined in Section  3(a)(9) of the Securities  Exchange
Act of 1934, as amended, (the "Exchange Act")) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all information material thereto; (v) a description of all arrangements or understandings between the Proponent and any other Persons (including the names of such other Persons) in connection with the Stockholder Proposal and any material interest of the Proponent or such Persons in such Stockholder Proposal and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the stockholders' meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the officer who will preside at the meeting of the stockholders determines that the information provided in a Stockholder Proposal does not satisfy the requirements of this Section 3.15 or is otherwise not in accordance with applicable law, the Secretary of the Corporation shall promptly notify the Proponent of the deficiency in the notice. Such Proponent shall have the opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 3.15 or is otherwise not in accordance with applicable law, then such Stockholder Proposal shall not be presented for action at the stockholders' meeting in question.

         (B) Only  persons  who are  selected  and  recommended  by the Board of
Directors or the nominating committee thereof, or who are nominated by the stockholders in accordance with the procedures set forth in this Section 3.15, shall be eligible for election or qualified to serve as directors. Nominations of individuals for election to the Board of Directors at any annual meeting or special meeting of the stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this
Section  3.15  except  as  may  be   otherwise   provided  in  the  Articles  of
Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors. Nominations by stockholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated (A) the name, date of birth, business address and residence address of such nominee; (B) the business experience during the past five years of such nominee, including his or her principal occupations or employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and the level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any Corporation, partnership or other entity; (D) any directorships held by such nominee in any corporation with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or any corporation registered as an investment company under the Investment Company Act of 1940, as amended;
(E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to the evaluation of the ability or integrity of the nominee; and (F) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the person submitting the Nomination Notice and any Person acting in concert with such Person, (w) the name and business address of such person and Persons, (x) the name and business address of such person and Persons as they appear on the books of the Corporation (if they so appear); (y) the class and number of shares of the Corporation which are beneficially owned by such person and Persons, and (z) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, the officer shall so declare to the meeting and the defective nomination shall be disregarded.

         (C) Nomination Notices and Stockholder Proposals must be delivered to the Secretary at the principal executive office of the Corporation or mailed and received at the principal executive offices of the Corporation (a) in the case of any annual meeting, 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that the event that the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                                   ARTICLE IV
                         DIRECTORS, POWERS AND MEETINGS

         4.1 BOARD OF DIRECTORS. The business and affairs of the corporation shall be managed by a board of not less than one (1) nor more than ten (10) directors who shall be natural persons of at least 18 years of age but who need not be stockholders of the corporation or residents of the State of Nevada and who shall be elected at the annual meeting of stockholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of stockholders and until their successors shall have been elected and shall qualify. The Board of Directors may increase or decrease the number of directors by resolution.

         4.2 GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders including, but without thereby limiting the generality of the foregoing, the power to create and to delegate, with power to subdelegate, any of its powers to any committee. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation. Any contractor or conveyance, otherwise lawful, made in the name of the corporation, which is authorized or ratified by the Board of Directors, or is done within the scope of the authority, actual or apparent, given by the Board of Directors, binds the corporation, and the corporation acquires rights thereunder, whether the contract is executed or is wholly or in part executory.

         4.3 PERFORMANCE OF DUTIES. A director of the corporation shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (A), (B), and (C) of this Section 4.3; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

                  (A) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                  (B) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

                  (C) A committee of the board upon which he does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         4.4 REGULAR MEETINGS. A regular, annual meeting of the Board of Directors shall be held at the same place as, and immediately after, the annual meeting of stockholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

         4.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

         4.6 NOTICE. Written notice of any special meeting of directors shall be given as follows:

                  (A) By mail to each director at his business address at least three (3) days prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid; or

                  (B) By personal delivery or telegram at least twenty-four (24) hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

         4.7 WAIVER OF NOTICE. Whenever any notice whatever is required to be given to directors, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         4.8 PARTICIPATION BY ELECTRONIC MEANS. Unless otherwise restricted, members of the Board of Directors or any committee thereof, may participate in a meeting of such board or committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section constitutes presence in person at such meeting. Each person participating in the meeting shall sign the minutes thereof. The minutes may be signed in counterparts.

         4.9 QUORUM AND MANNER OF ACTING. A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the laws of the State of Nevada or by the Articles of Incorporation or these Bylaws.

         4.10 ORGANIZATION. The Board of Directors shall elect a chairman from among the directors to preside at each meeting of the Board of Directors and at all meetings of the stockholders. If there shall be no chairman present, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside. The Board of Directors shall elect a Secretary to record the discussions and resolutions of each meeting.

         4.11 INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if a written consent thereto is signed by all the members of the board or such committee. Such written consent shall be filed with the minutes of proceedings of the board or committee.

         4.12 VACANCIES AND ADDITIONAL DIRECTORS. Any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold such office until his successor is duly elected and shall qualify. A director elected to fill a vacancy for which there was no predecessor shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors by the stockholders.

         4.13 COMPENSATION. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         4.14 REMOVAL OF DIRECTORS. Any director or directors of the corporation may be removed from office at any time, with or without cause, by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power.

         4.15 RESIGNATIONS. A director of the corporation may resign at any time by giving written notice to the Board of Directors, President or Secretary of the corporation. The resignation shall take effect upon the date of receipt of such notice, or at such later time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires such acceptance to be effective.

                                    ARTICLE V
                                   COMMITTEES

         5.1 EXECUTIVE COMMITTEE. (A) The Board of Directors may appoint an executive committee consisting of such number of directors as it may appoint, to serve at the pleasure of the Board of Directors, but in any event not beyond the next annual meeting of the Board of Director. The Board of Directors may at any time, without notice, remove and replace any member of the executive committee.

                  (B) Subject to the provisions of Section 4.2 of these bylaws, the executive committee shall have a charter that will be approved and revised as appropriate, from time to time by the executive committee and the Board of Director. In general terms the functions of the executive committee shall be those as set forth in the charter.

                  (C) The executive committee shall meet at stated times or on notice to all by one of its number, in which notice the time and place of the meeting shall be set forth. The executive committee shall fix its own rules of procedure, and a majority shall constitute a quorum; but the affirmative vote of a majority of the whole committee shall be necessary in every case. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

                  (D) Members of the executive committee, other than officers of the corporation, may receive such compensation for their services as shall be prescribed by the Board of Directors. Each member of the executive committee shall be entitled to receive from the corporation reimbursement of his expenses incurred in attending a meeting of such committee.

         5.2 AUDIT COMMITTEE. (A) The Board of Directors may appoint an audit committee, consisting of such number of directors as it may appoint, to serve at the pleasure of the Board of Directors, but in any event not beyond the next annual meeting of the Board of Directors. The Board of Directors may at any time, without notice, remove and replace any member of the audit committee.

                  (B) Subject to the provisions of Section 4.2 of these bylaws, the audit committee shall have a charter that will be approved and revised as appropriate, from time to time by the audit committee and the Board of Directors. In general terms, the functions of the audit committee shall be those as set forth in the charter.

                  (C) The audit committee shall meet at stated times or on notice to all by one of its number, in which notice the time and place of the meeting shall be set forth. The audit committee shall fix its own rules of procedure, and a majority shall constitute a quorum; but the affirmative vote of a majority of the whole committee shall be necessary in every case. The audit committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

                  (D) Members of the audit committee, other than officers of the corporation, may receive such compensation for their services as shall be prescribed by the Board of Directors. Each member of the audit committee shall be entitled to receive from the corporation reimbursement of his expenses incurred in attending a meeting of such committee.

         5.3 COMPENSATION COMMITTEE. (A) The Board of Directors may appoint a compensation committee, consisting of such number of directors as it may appoint, to serve at the pleasure of the Board of Directors, but in any event not beyond the next annual meeting of the Board of Directors. The Board of Directors may at any time, without notice, remove and replace any member of the compensation committee.

                  (B) Subject to the provisions of Section 4.2 of these bylaws, the compensation committee shall have a charter that will be approved and revised as appropriate, from time to time by the audit committee and the Board of Directors. In general terms, the functions of the compensation committee shall be those as set forth in the charter.

                  (C) The compensation committee shall meet at stated times or on notice to all by one of its number, in which notice the time and place of the meeting shall be set forth. The compensation committee shall fix its own rules of procedure, and a majority shall constitute a quorum; but the affirmative vote of a majority of the whole committee shall be necessary in every case. The compensation committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

                  (D) Members of the compensation committee, other than officers of the corporation, may receive such compensation for their services as shall be prescribed by the Board of Directors. Each member of the compensation committee shall be entitled to receive from the corporation reimbursement of his expenses incurred in attending a meeting of such committee.

         5.4 NOMINATING/GOVERNANCE COMMITTEE. (A) The Board of Directors may appoint a nominating/governance committee, consisting of such number of directors as it may appoint, to serve at the pleasure of the Board of Directors, but in any event not beyond the next annual meeting of the Board of Directors. The Board of Directors may at any time, without notice, remove and replace any member of the nominating/governance committee.

                  (B) Subject to the provisions of Section 4.2 of these bylaws, the nominating/governance committee shall have a charter that will be approved and revised as appropriate, from time to time by the nominating/governance committee and the Board of Directors. In general terms, the functions of the nominating/governance committee shall be those as set forth in the charter.

                  (C) The nominating/governance committee shall meet at stated times or on notice to all by one of its number, in which notice the time and place of the meeting shall be set forth. The nominating/governance committee shall fix its own rules of procedure, and a majority shall constitute a quorum; but the affirmative vote of a majority of the whole committee shall be necessary in every case. The nominating/governance committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

                  (D) Members of the nominating/governance committee, other than officers of the corporation, may receive such compensation for their services as shall be prescribed by the Board of Directors. Each member of the nominating/governance committee shall be entitled to receive from the corporation reimbursement of his expenses incurred in attending a meeting of such committee.

                                   ARTICLE VI
                                    OFFICERS

         6.1 NUMBER. The officers of the corporation shall be a President, a Secretary, a Treasurer, and a registered agent, and who shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

         6.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         6.3 REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         6.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. In the event of absence or inability of any officer to act, the Board of Directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.

         6.5 POWERS. The officers of the corporation shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the Board of Directors.

                  (A) PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall have general supervision, direction and control over all of the business and affairs of the corporation. The President shall, when present, and in the absence of a Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the corporation authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

                  (B) VICE PRESIDENT. If elected or appointed by the Board of Directors, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

                  (C) SECRETARY. The Secretary shall: keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; sign with the Chairman or Vice Chairman of the Board of Directors, or the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

                  (D)  ASSISTANT  SECRETARY.   The  Assistant  Secretary,   when
authorized by the Board of Directors, may sign with the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. An Assistant Secretary, at the request of the Secretary, or in the absence or disability of the Secretary, also may perform all of the duties of the Secretary. An Assistant Secretary shall perform such other duties as may be assigned to him by the President or by the Secretary.

                  (E) TREASURER. The Treasurer shall: have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; and keep accurate books of accounts of the corporation's transactions, which shall be the property of the corporation, and shall render financial reports and statements of condition of the corporation when so requested by the Board of Directors or President. The Treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the President or the Board of Directors. In the absence or disability of the President and Vice President or Vice Presidents, the Treasurer shall perform the duties of the President.

                  (F) ASSISTANT TREASURER. An Assistant Treasurer may, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all of the duties of the Treasurer. He shall perform such other duties as may be assigned to him by the President or by the Treasurer.

         6.6 COMPENSATION. All officers of the corporation may receive salaries or other compensation if so ordered and fixed by the Board of Directors. The Board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         6.7 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.


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


                                   ARTICLE VII
                                 INDEMNIFICATION

         The corporation shall, to the fullest and broadest extent permitted by law, indemnify all persons whom it may indemnify pursuant thereto. The corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any other person against any liability,cost or expense. The foregoing provision of this section shall be deemed to be a contract between the corporation and each person who may be indemnified pursuant to this section at any time while this section and the relevant provisions of the General Corporation Law of Nevada and other applicable law,if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. Notwithstanding the foregoing provisions of this section, the corporation shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.


                                  ARTICLE VIII
                                    DIVIDENDS

         The Board of Directors from time to time may declare and the corporation may pay dividends on its outstanding shares upon the terms and conditions and in the manner provided by law and the Articles of Incorporation.

                                   ARTICLE IX
                                     FINANCE

         9.1 RESERVE FUNDS. The Board of Directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the corporation, and for any other purpose.

         9.2 BANKING. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the corporation by such person or persons as the Board of Directors, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the corporation by such officer or officers or agent or agents as shall be authorized from time to time.

                                    ARTICLE X
                           CONTRACTS, LOANS AND CHECKS

         10.1 EXECUTION OF CONTRACTS. Except as otherwise provided by statute or by these Bylaws, the Board of Directors may authorize any officer or agent of the corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power to bind the corporation for any purpose, except as may be necessary to enable the corporation to carry on its normal and ordinary course of business.


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


         10.2 LOANS. No loans shall be contracted on behalf of the corporation and no negotiable paper or other evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. When so authorized, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company or institution, firm, corporation or individual. An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the corporation as security for the payment of such loans. Such authority, in the Board of Directors discretion, may be general or confined to specific instances.

         10.3 CHECKS. Checks, notes, drafts and demands for money or other evidence of indebtedness issued in the name of the corporation shall be signed by such person or persons as designated by the Board of Directors and in the manner prescribed by the Board of Directors.

         10.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE XI
                                   FISCAL YEAR

         The fiscal year of the corporation shall be the year adopted by resolution of the Board of Directors.

                                   ARTICLE XII
                                 CORPORATE SEAL

         The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL."


                                  ARTICLE XIII
                                   AMENDMENTS

         Any Article or provision of these Bylaws may be altered, amended or repealed at any time, or new Bylaws may be adopted at any time, by a majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum is present, in the sole and absolute discretion of the Board of Directors.


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


                                   ARTICLE IVX
                              ADDITIONAL COMMITTEES

         14.1 APPOINTMENT. Notwithstanding Article V, the Board of Directors by resolution adopted by a majority of the full Board, may designate one or more additional committees, each committee to consist of one or more of the directors of the corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

         14.2 AUTHORITY. Any such additional committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the committee and except also that the committee shall not have the authority of the Board of Directors in reference to declaring dividends and distributions, recommending to the stockholders that the Articles of Incorporation be amended, recommending to the stockholders the adoption of a plan of merger or consolidation, filling vacancies on the Board of Directors or any committee thereof, recommending to the stockholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, authorize or approve the issuance or reacquisition of shares, or amending the Bylaws of the corporation.

         14.3 TENURE AND QUALIFICATIONS. Each member of such additional committee shall hold office until the next regular annual meeting of the Board of Directors following the designation of such member and until his successor is designated as a member of such committee and is elected and qualified.

         14.4 MEETINGS. Regular meetings of any additional committee may be held without notice at such time and places as the committee may fix from time to time by resolution. Special meetings of any additional committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the committee at his business address. Any member of any such additional committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of any such additional committee need not state the business proposed to be transacted at the meeting.

         14.5 QUORUM. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and any action of such committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         14.6 INFORMAL ACTION BY A COMMITTEE. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee entitled to vote with respect to the subject matter thereof.

         14.7 VACANCIES. Any vacancy in a committee may be filled by a resolution adopted by a majority of the full Board of Directors.


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


         14.8 RESIGNATIONS AND REMOVAL. Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of a committee may resign from such committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         14.9 PROCEDURE. A committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                   ARTICLE XV
                                EMERGENCY BYLAWS

         The Emergency Bylaws provided in this Article XV shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the corporation or in the Nevada Revised Statutes. To the extent not inconsistent with the provisions of this article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative. During any such emergency:

                  (A) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

                  (B) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

                  (C) The Board of  Directors,  either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

                  (D) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

                  (E) No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct. No officer, director, or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the Bylaws then in effect.


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


                  (F) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.


                                   CERTIFICATE

         I hereby certify that the foregoing Amended and Restated Bylaws, consisting of 19 pages, including this page, constitute the Bylaws of GENEMAX CORP, as in effect on December 16, 2003.



                                            ____________________, President

                                            ____________________, Secretary


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